Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Insured Dividend Advantage Municipal Fund
333-59770, 811-09475


A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a
 new investment
management
agreement

 Common and
 MuniPreferred
 shares voting
together as a
class

  MuniPreferred
 shares voting
 together as a
 class


   For

          15,159,352

   Against

               783,054
  -
   Abstain

               593,948

   Broker Non-
Votes

            5,318,655
 -
      Total

          21,855,009
      -
To ratify the
selection of
Ernst & Young
 LLP as the
independent
registered
public
accounting
firm for the
current fiscal
year

   For

          21,174,849

                          -
   Against

               292,590

                          -
   Abstain

               387,570

                          -
      Total

          21,855,009

                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 018712.